Brunswick County Foreclosures


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North Carolina Foreclosure Laws

Foreclosure Properties

Street/City/State/Zip	Status	Beds/Baths	Amount
Rice Mill Cir # 2 Sunset Beach, NC 28468	REOs	NA / NA	$138,319
Hampton St NW Calabash, NC 28467	REOs	6 / 2	$165,750
NW 28th St Oak Island, NC 28465	REOs	NA / NA	$286,318
Jessica Ln SW Supply, NC 28462	REOs	NA / NA	$228,650
Bimini Dr Winnabow, NC 28479	REOs	NA / NA	$29,215

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Brunswick County Foreclosures

Ash Foreclosures
Bolivia Foreclosures
Calabash Foreclosures
Leland Foreclosures
Longwood Foreclosures
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Brunswick County Foreclosures

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State Facts

State Population: 8,725,714
Households: 3,966,549
Median Home Price: n/a
State Foreclosure Trend: ▼

New Foreclosures October 2010
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Leland 11
Southport 9
Calabash 6
Supply 6
Oak Island 5
Bolivia 5
Shallotte 3
Sunset Beach 2
Ash 1
Ocean Isle Beach 1
0 2 4 6 8 10 12

Foreclosures Real Estate Mortgages

Select An Area North Carolina

NORTH CAROLINA TRENDS	OCT.	YTD.
New Foreclosure Filings	4,818	41,368
Foreclosure Sales	325	5,868
Avg Sales Price	$ 199,429	$ 195,837
Total Savings	31 %	26 %

Fair 0% - 10% | Good 11% - 30% | Excellent 31% +

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Recent News

Foreclosure Activity Decreases 4 Percent in October

North Carolina Foreclosure Activity Increased in Third Quarter

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